                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED
                 BY RULE 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-12

                                         RAYOVAC CORPORATION
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                                     [LOGO]

                               601 RAYOVAC DRIVE
                            MADISON, WISCONSIN 53711

June 29, 2001

Dear Shareholder:

On Tuesday, July 31, 2001, Rayovac Corporation will hold its annual meeting of shareholders. On behalf of the Board of Directors, I am pleased to invite you to join us so we can report to you on the activities of Rayovac during fiscal 2000 and discuss the outlook for fiscal 2001. The meeting will be held at our headquarters at 601 Rayovac Drive, Madison, Wisconsin and is scheduled to begin at 8:00 a.m.

This year you are being asked to vote on the following matters: (1) the election of two Class II directors to the Board of Directors for a three-year term,
(2) the approval of the 1997 Rayovac Incentive Plan, as amended, and (3) the ratification of the Board of Directors' appointment of KPMG LLP as our independent auditors for fiscal 2001. These proposals are described in the attached proxy statement which you are encouraged to read fully.

Whether or not you plan to attend the annual meeting, it is important that your shares be represented. Regardless of the number of shares you own, please complete, sign, date and promptly return the enclosed proxy card in the enclosed envelope.

We appreciate your continued support.

Sincerely,

[LOGO]

David A. Jones
CHAIRMAN AND
CHIEF EXECUTIVE OFFICER

                              RAYOVAC CORPORATION
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of Rayovac Corporation:

    The annual meeting of the shareholders of Rayovac Corporation (the "Annual Meeting") will be held at our headquarters at 601 Rayovac Drive, Madison, Wisconsin 53711, on Tuesday, July 31, 2001, at 8:00 a.m., Wisconsin time, for the following purposes:

    1. To elect two Class II directors to the Board of Directors for a three-year term expiring at the 2004 annual meeting;

    2.  To approve the 1997 Rayovac Incentive Plan, as amended;

    3. To ratify the appointment by the Board of Directors of KPMG LLP, certified public accountants, as our independent auditors for fiscal 2001; and

    4. To transact such other business as may properly come before the meeting or any adjournment thereof.

    All shareholders of record at the close of business on Friday, June 8, 2001, will be entitled to vote at the Annual Meeting, whether in person or by proxy. Please complete, sign, date and return the enclosed proxy card as soon as possible in the envelope provided. Shareholders who attend the Annual Meeting may revoke their proxies and vote in person, if they wish to do so.

                                          By Order of the Board of Directors,

                                          [LOGO]

                                          James T. Lucke
                                          Secretary

601 Rayovac Drive
Madison, Wisconsin 53711
June 29, 2001

                                   IMPORTANT

    ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND PROMPTLY RETURN IT IN THE ENVELOPE PROVIDED. THIS WILL ASSURE YOUR REPRESENTATION AND A QUORUM FOR THE TRANSACTION OF BUSINESS AT THE ANNUAL MEETING. IF YOU DO ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU DESIRE TO DO SO, EVEN IF YOU HAVE RETURNED A PROXY CARD.

                              RAYOVAC CORPORATION
                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON JULY 31, 2001

GENERAL

    We are furnishing this proxy statement to shareholders of record of Rayovac Corporation ("Rayovac") in connection with the solicitation of proxies for use at the annual meeting of shareholders (the "Annual Meeting") to be held on Tuesday, July 31, 2001, at 8:00 a.m. at our headquarters located at 601 Rayovac Drive, Madison, Wisconsin, and at any adjournments or postponements thereof, for the purposes set forth in the foregoing Notice of Annual Meeting of Shareholders. The Notice of Annual Meeting of Shareholders, this proxy statement and the enclosed form of proxy are first being mailed to shareholders on or about June 29, 2001.

VOTING SECURITIES, QUORUM AND VOTE REQUIRED

    Only holders of record of common stock, par value $.01 per share, of Rayovac (the "Common Stock") as of the close of business on June 8, 2001 (the "Record Date") are entitled to receive notice of and to vote at the Annual Meeting. On the Record Date, there were 27,857,847 shares of common stock outstanding, constituting all of our outstanding voting securities. Shareholders are entitled to one vote for each share of common stock they held as of the Record Date.

    A quorum of shareholders is necessary to hold a valid annual meeting. A quorum will exist at the Annual Meeting if the holders of record as of the Record Date of a majority of the number of shares of common stock outstanding as of the Record Date are present in person or represented by proxy at the Annual Meeting. Shares held as of the Record Date by holders who are present in person or represented by proxy at the Annual Meeting but who have abstained from voting or not voted with respect to some or all of such shares on any proposal to be voted on at the Annual Meeting will be counted as present for purposes of establishing a quorum.

    To be elected as a director at the Annual Meeting (Proposal No. 1), each candidate for election must receive a plurality of the votes cast by the shareholders present in person or represented by proxy at the Annual Meeting. The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting, provided a quorum is present, is required (a) to approve the 1997 Rayovac Incentive Plan, as amended (the "Amended Incentive Plan") (Proposal No. 2) and (b) to ratify the Board of Directors' appointment of KPMG LLP as our independent auditors for fiscal 2001 (Proposal No. 3).

    Shares represented by proxies which are marked "WITHHELD" with regard to Proposal No. 1 will be excluded entirely from the vote and will have no effect. Shares represented by proxies which are marked "ABSTAIN" with regard to Proposal No. 2 or Proposal No. 3 will be considered present in person or represented by proxy at the Annual Meeting and will have the effect of a negative vote because approval of this proposal requires the affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting.

PROXIES

VOTING YOUR PROXY

    You may vote in person at the Annual Meeting or by proxy. We recommend that you vote by proxy even if you plan to attend the Annual Meeting. You can always change your vote at the Annual Meeting.

    Voting instructions are included on your proxy card. If you properly complete, date and sign your proxy and return it to us in time for it to be voted at the Annual Meeting, one of the individuals named as your proxy, each of whom is one of our officers, will vote your shares as you have directed on the proxy card.

    If you sign and timely return your proxy card but do not indicate how your shares are to be voted with respect to one or more of the proposals to be voted on at the Annual Meeting, your shares will be voted FOR each of such proposals. Our Board of Directors has no knowledge of any matters that will be presented for consideration at the Annual Meeting other than those described herein. If any other matter is properly presented at the annual meeting upon which a vote may properly be taken, shares represented by duly executed and timely returned proxy cards will be voted on any such matter in accordance with the judgment of the named proxies. The named proxies will also have discretionary authority to vote upon any adjournment or postponement of the Annual Meeting, including for the purpose of soliciting additional proxies.

HOW TO VOTE BY PROXY

    You may vote by proxy by completing, signing, dating and returning your proxy card in the enclosed envelope. If you hold your shares through a broker or other custodian, you should check the voting form used by that firm to see if it offers telephone or Internet voting.

REVOKING YOUR PROXY

    You may revoke your proxy before it is voted by:

    - sending in a new proxy with a later date;

    - notifying our Secretary in writing before the Annual Meeting that you have revoked your proxy; or

    - voting in person at the Annual Meeting.

VOTING IN PERSON

    If you plan to attend the Annual Meeting and wish to vote in person, we will give you a ballot at the Annual Meeting. However, if your shares are held in the name of your broker, bank or other nominee, you must bring a proxy from your nominee authorizing you to vote your "street name" shares held as of the Record Date.

PROXY SOLICITATION

    This solicitation of proxies is being made on behalf of our Board of Directors and we will bear the costs of the solicitation. We have engaged Georgeson Shareholder Communications Inc. to assist in soliciting proxies for a fee of approximately $6,500 plus reasonable out-of-pocket expenses. In addition to the solicitation of proxies by mail, proxies may also be solicited by our directors, officers and employees in person or by telephone or fax, for which they will receive no additional compensation. We will also reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to shareholders.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

    The Board of Directors currently consists of seven members, as determined in accordance with our Amended and Restated By-Laws, as amended. In accordance with our Amended and Restated Articles of Incorporation, the Board of Directors is divided into three classes, designated Class I, Class II and Class III. There are two vacancies in Class II, whose three-year term will expire at the 2004 Annual Meeting.

    The shares represented by all proxies received will be voted for these nominees by the named proxies, except to the extent authority to do so is withheld. Shareholders may withhold authority from the named proxies to vote for the entire slate of directors as nominated or, by writing the name of an individual nominee in the space provided on the proxy card, may withhold the authority to vote for any individual nominee. Withholding authority to vote for one or more of the nominees will result in those nominees receiving fewer votes. If any nominee is or becomes unable or unwilling to serve, all proxies received will be voted for the person, if any, as shall be designated by the Board of Directors to replace the nominee. Each nominee has agreed to serve if elected, and the Board of Directors has no reason to believe that any nominee will be unavailable to serve as a director.

    The names of the nominees being presented for consideration by the shareholders, all of whom are incumbent directors, their ages, the years in which they became directors of Rayovac and certain other information about them are set forth below.

NOMINEES FOR VACANCIES ON THE BOARD OF DIRECTORS

    Nominees for the vacancies in Class II, whose three-year terms will expire at the 2004 annual meeting of shareholders, are as follows:

John S. Lupo......................  Mr. Lupo has been a director of Rayovac since July 1998 and
  Age 54                            is a principal in the consulting firm Renaissance Partners,
                                    LLC, which he joined in February 2000. From October 1998
                                    until November 1999, he served as Executive Vice President for Sales and Marketing for Bassett Furniture Industries,
                                    Inc. From April 1998 to October 1998, Mr. Lupo served as a consultant in the consumer products industry. Prior to that time and since August 1996, Mr. Lupo served as Senior Vice
                                    President and Chief Operating Officer for the international division of Wal-Mart Stores, Inc. From October 1990 to
                                    August 1996, Mr. Lupo served as Senior Vice
                                    President--General Merchandise Manager of Wal-Mart Stores,
                                    Inc.

Thomas R. Shepherd................  Mr. Shepherd has been a director of Rayovac since our
  Age 71                            September 1996 recapitalization. Mr. Shepherd is Chairman of
                                    TSG Equity Partners, LLC, and is also a director of The
                                    Vermont Teddy Bear Company, Inc. and various private
                                    corporations. He currently serves as a Special Partner of
                                    Thomas H. Lee Partners, L.P. and he has been engaged as a
                                    consultant to Thomas H. Lee Company since 1986. From 1986
                                    through 1998, Mr. Shepherd served as a Managing Director of
                                    Thomas H. Lee Company. In addition, Mr. Shepherd is an
                                    officer of various other affiliates of Thomas H. Lee
                                    Partners, L.P.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL NO. 1 TO ELECT THE ABOVE-NAMED NOMINEES AS CLASS II DIRECTORS OF RAYOVAC.

DIRECTORS CONTINUING IN OFFICE

    The directors continuing in Class I are as follows:

David A. Jones....................  Mr. Jones has served as Chairman of our Board of Directors
  Age 51                            and our Chief Executive Officer since September 1996. From
                                    September 1996 to April 1998, Mr. Jones also served as our
                                    President. Between February 1995 and March 1996, Mr. Jones
                                    was Chief Operating Officer, Chief Executive Officer and
                                    Chairman of the Board of Directors of Thermoscan, Inc., a
                                    manufacturer and marketer of infrared ear thermometers for consumer and professional use. From 1989 to September 1994, he served as President and Chief Executive Officer of The
                                    Regina Company, a manufacturer of vacuum cleaners and other floor care equipment. In addition, Mr. Jones serves as a
                                    director of United Industries Corp., Tyson Foods, Inc. and
                                    SCI Systems, Inc. Mr. Jones has over 30 years of experience working in the consumer products industry.

Scott A. Schoen...................  Mr. Schoen has been a director of Rayovac since our
  Age 42                            September 1996 recapitalization. He is a Managing Director of Thomas H. Lee Partners, L.P., which he joined in 1986. In addition, Mr. Schoen is a Vice President of Thomas H. Lee
                                    Advisor I and Thomas H. Lee Advisors II. Mr. Schoen is also a Trustee of THL Equity Trust III, the general partner of
                                    THL Equity Advisors III Limited Partnership, which is the
                                    general partner of Thomas H. Lee Equity Fund III, L.P. He is also a Managing Director and Member of THL Equity Advisors
                                    IV, LLC, which is the general partner of Thomas H. Lee
                                    Equity Fund IV, L.P. Mr. Schoen is also a director of
                                    Syratech Corporation, TransWestern Communications Corp.,
                                    United Industries Corp., Wyndham International Inc. and
                                    several private corporations.

    The directors continuing in office in Class III are as follows:

Kent J. Hussey....................  Mr. Hussey is a director of Rayovac and has served as our
  Age 55                            President and Chief Operating Officer since April 1998.
                                    Prior to that time and since joining us in October 1996, Mr.
                                    Hussey was our Executive Vice President of Finance and
                                    Administration, our Chief Financial Officer and a director.
                                    From 1994 to 1996, Mr. Hussey was Vice President and Chief
                                    Financial Officer of ECC International, a producer of
                                    industrial minerals and specialty chemicals and from 1991 to
                                    July 1994 he served as Vice President and Chief Financial
                                    Officer of The Regina Company. Mr. Hussey also serves as a director of American Woodmark Corporation.

Philip F. Pellegrino..............  Mr. Pellegrino has served as a director since November 2000.
  Age 61                            He currently serves as Senior Vice President and President of Sales for Kraft Foods, Inc. and has held that position
                                    since September 2000. From 1995 to September 2000, he served as Senior Vice President of Sales and Customer Service for
                                    Kraft Foods. He has been employed by Kraft Foods or its
                                    subsidiary, Oscar Mayer, since 1964 in various management
                                    and executive positions.

Warren C. Smith, Jr...............  Mr. Smith has been a director of Rayovac since our September
  Age 44                            1996 recapitalization. He is a Managing Director of Thomas
                                    H. Lee Partners, L.P., which he joined in 1990. Mr. Smith
                                    also serves as a Managing Director of TH Lee.Putnam Internet
                                    Fund Advisors, LLC, the general partner of TH Lee.Putnam
                                    Internet Fund Advisors, L.P., the general partner of TH
                                    Lee.Putnam Internet Partners, L.P. In addition, Mr. Smith is a Managing Director of TH Lee Global Internet Advisors, LLC,
                                    the general partner of TH Lee Global Internet Managers,
                                    L.P., which in turn serves as manager to TH Lee.Putnam
                                    Internet Partners, L.P. In addition, Mr. Smith is a Vice
                                    President of Thomas H. Lee Advisor I and T.H. Lee Mezzanine
                                    II. Mr. Smith is also a Managing Director and Member of THL
                                    Equity Advisors Limited Partnership III, which is the
                                    general partner of Thomas H. Lee Equity Fund III L.P. and a
                                    Managing Director and Member of THL Equity Advisors IV, LLC,
                                    which is the general partner of Thomas H. Lee Equity Fund
                                    IV, L.P. Mr. Smith is also a director of Finlay Enterprises,
                                    Inc., Finlay Fine Jewelry Corporation, Eye Care Centers of
                                    America, Inc. and various private corporations.

                    EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

    In addition to the directors named above who are our executive officers, set forth below is certain information concerning non-director employees who serve as our executive officers:

    Stephen P. Shanesy, age 44, has been our Executive Vice President of Global Brand Management since April 1998. Prior to that time and from December 1997, Mr. Shanesy served as our Senior Vice President of Marketing and the General Manager of General Batteries and Lights. From December 1996 to December 1997, Mr. Shanesy was the Senior Vice President of Marketing and the General Manager of General Batteries of the Company. Prior to joining us, from 1993 to 1996, Mr. Shanesy was Vice President of Marketing of Oscar Mayer.

    Merrell M. Tomlin, age 49, has been our Executive Vice President of Sales since October 1998. Mr. Tomlin joined Rayovac in October 1996 as Senior Vice President of Sales. From March 1996 to September 1996, Mr. Tomlin served as Vice President of Sales of Braun of North America/Thermoscan and from August 1995 to March 1996, he served as Vice President of Sales of Thermoscan, Inc. Prior to that time, Mr. Tomlin was Vice President of Sales of various divisions of Casio Electronics.

    Randall J. Steward, age 47, was named our Executive Vice President of Administration and Chief Financial Officer in October 1999. Mr. Steward joined us in March 1998 as our Senior Vice President of Corporate Development and was named Senior Vice President of Finance and Chief Financial Officer in
April 1998, a position he held until October 1999. From October 1997 to
March 1998, Mr. Steward worked as an independent consultant, primarily with Thermoscan, Inc. and Braun AG, assisting with financial and operational issues. From March 1996 to September 1997, Mr. Steward served as President and General Manager of Thermoscan, Inc. From January 1992 to March 1996, he served as Executive Vice President of Finance and Administration and Chief Financial Officer of Thermoscan, Inc.

    Kenneth V. Biller, age 53, was named our Executive Vice President of Operations in October 1999. From August 1998 to October 1999, he was our Senior Vice President of Operations and from January to August 1998, he was our Senior Vice President of Manufacturing/Supply Chain. Prior to that time and since 1996, Mr. Biller was our Senior Vice President and General Manager of Lighting Products & Industrial and, since 1995, was our Vice President and General Manager of Lighting Products & Industrial. Mr. Biller joined us in 1972 and has held numerous positions with us, including Director of Technology/Battery Products and Vice President of Manufacturing.

    Luis A. Cancio, age 61, was named our Executive Vice President--Latin America in October 2000. He joined Rayovac in August 1999 as our Senior Vice President and General Manager of Latin America and served in that position until October 2000. In April 1997, Mr. Cancio became a founding principal of XCELL Group LLC, a private investment firm, and remains a director of that firm. From 1980 to 1996, he held positions of increasing responsibility at Duracell International Inc., beginning as Vice President in Latin America and ending his tenure as Senior Vice President in other international markets.

                                 BOARD ACTIONS;
                      COMMITTEES OF THE BOARD OF DIRECTORS

    During fiscal 2000, our Board of Directors held four regular meetings and one special meeting and acted by unanimous written consent on three occasions. Our former director, Joseph W. Deering, attended fewer than 75% of the meetings due to illness. Mr. Deering resigned from our Board of Directors for health reasons on June 30, 2000.

    The Board of Directors has designated two principal standing committees: the Audit Committee and the Compensation Committee. We do not have a standing nominating committee. The functions of the Audit and Compensation Committees and the number of meetings held by each committee in fiscal 2000 are described below.

    The Audit Committee, whose current members are John S. Lupo, Philip F. Pellegrino and Thomas R. Shepherd, held one meeting in fiscal 2000 and acted by unanimous written consent on one occasion. The Audit Committee is responsible for: (1) monitoring the integrity of our financial reporting process and systems of internal controls regarding finance, accounting and legal compliance;
(2) monitoring the independence and performance of the independent auditor and internal auditing department; and (3) providing an avenue of communication among the independent auditors, management, the internal auditing department and the Board of Directors.

    The Compensation Committee, whose current members are Scott A. Schoen, Thomas R. Shepherd and Warren C. Smith, Jr., held two meetings in fiscal 2000 and acted by unanimous written consent on one occasion. The Compensation Committee is responsible for establishing our executive officer compensation policies and for the administration of those policies.

                             DIRECTOR COMPENSATION

    Our non-employee directors are reimbursed for their out-of-pocket expenses in attending meetings of the Board of Directors. For fiscal 2000, Messrs. Deering and Lupo received $5,000 per quarterly meeting in their capacities as directors. Commencing fiscal 2001, Messrs. Lupo and Pellegrino will each receive $20,000 per year for their service, plus $1,000 for each meeting of the Board of Directors that they attend and $500 for each meeting of any committee of the Board of Directors that they attend. Directors who are our employees receive no compensation for serving on the Board of Directors. In addition, Messrs. Schoen, Shepherd and Smith receive no fees for their service on the Board of Directors. However, as described in "Certain Relationships and Related Transactions," Thomas H. Lee Company, an affiliate of Thomas H. Lee Partners, L.P., of which Messrs. Schoen and Smith are managing directors and Mr. Shepherd is formerly a managing director and currently a special partner, receives fees from us for consulting and management advisory services.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth information regarding beneficial ownership of our Common Stock as of May 15, 2001, after giving effect to (i) the issuance of 3,500,000 shares of Common Stock sold by us in an underwritten public offering on June 26, 2001, (ii) the exercise by selling shareholders of options to purchase an aggregate of 679,851 shares of Common Stock in connection with the offering and (iii) the sale by selling shareholders of an aggregate of
5,125,000 shares of Common Stock in the offering, by:

    - each person who is known by us to beneficially own more than 5% of the outstanding shares of our Common Stock;

    - our Chief Executive Officer and each of the other four most highly compensated executive officers at the end of fiscal 2000 (collectively, the "Named Executive Officers");

    - each of our directors; and

    - all of our directors and executive officers as a group.

    Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "SEC"). Determinations as to the identity of 5% shareholders is based upon SEC filings and other publicly available information. Except as otherwise indicated, we believe, based on the information furnished or otherwise available to us, that each person or entity named in the table has sole voting and investment power with respect to all shares of our Common Stock shown as beneficially owned by them, subject to applicable community property laws. The percentage of beneficial ownership set forth below is based upon 27,856,723 shares of Common Stock outstanding as of the close of business on May 15, 2001 and gives effect to the issuance of 3,500,000 shares of Common Stock sold by us in an underwritten public offering on June 26, 2001, and reflects the exercise by selling shareholders of options to purchase an aggregate of 679,851 shares of Common Stock in connection with the offering. In computing the number of shares of Common Stock beneficially owned by a person and the percentage ownership of that person, shares of Common Stock that are subject to options held by that person that are currently exercisable or exercisable within 60 days of May 15, 2001, are deemed outstanding. These shares are not, however, deemed outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise noted below, the address of each beneficial owner listed in the table is c/o Rayovac Corporation, 601 Rayovac Drive, Madison, Wisconsin 53711.

                                                                     SHARES OF COMMON STOCK
                                                                       BENEFICIALLY OWNED
                                                              -------------------------------------
                                                                            NUMBER OF
                                                              NUMBER OF   SHARES SUBJECT
NAME AND ADDRESS OF BENEFICIAL OWNER                           SHARES     TO OPTIONS(1)    PERCENT
------------------------------------                          ---------   --------------   --------
Thomas H. Lee Equity Fund III, L.P.(2) .....................  6,350,259            --        19.8%
  75 State Street, Suite 2600
  Boston, MA 02109
Thomas H. Lee Foreign Fund III, L.P.(2) ....................    393,383            --         1.2
  75 State Street, Suite 2600
  Boston, MA 02109
Thomas H. Lee Investors Limited Partnership(3) .............    666,717            --         2.1
  75 State Street, Suite 2600
  Boston, MA 02109
David A. Jones(4)...........................................     74,895       325,865         1.2
Kent J. Hussey(5)...........................................     82,068        97,734           *
Stephen P. Shanesy(6).......................................     33,138        53,553           *
Merrell M. Tomlin(7)........................................     32,700        43,724           *
Randall J. Steward(8).......................................     43,787        86,088           *
Kenneth V. Biller(9)........................................     38,207        72,186           *
Luis A. Cancio(10)..........................................     35,309        34,375           *
Scott A. Schoen(2)(11)......................................     33,271            --           *
Thomas R. Shepherd(11)......................................     16,750            --           *
Warren C. Smith, Jr.(2)(11).................................     27,942            --           *
John S. Lupo................................................      2,500         5,000           *
Philip F. Pellegrino........................................      1,000         2,000           *
All directors and executive officers as a group
  (12 persons)(12)..........................................    421,567       720,525         3.5

------------------------

* Indicates less than 1% of the total number of outstanding shares of Common Stock.

(1) Indicates the number of shares of common stock issuable upon the exercise of options exercisable within 60 days of May 15, 2001.

(2) THL Equity Advisors III Limited Partnership ("Advisors"), the general partner of the Thomas H. Lee Equity Fund III, L.P. and Thomas H. Lee Foreign Fund III, L.P., THL Equity Trust III ("Equity Trust"), the general partner of Advisors, Thomas H. Lee, Scott A. Schoen, Warren C. Smith, Jr. and other managing directors of Thomas H. Lee Partners, L.P., as Trustees of Equity Trust, and Thomas H. Lee as sole shareholder of Equity Trust, may be deemed to be beneficial owners of the shares of Common Stock held by such funds. Each of these persons disclaims beneficial ownership of all shares.

(3) THL Investment Management Corp., the general partner of Thomas H. Lee Investors Limited Partnership, and Thomas H. Lee, as director and sole shareholder of THL Investment Management Corp., may also be deemed to be beneficial owners of the shares of Common Stock held by Thomas H. Lee Investors Limited Partnership. THL Investment Management Corp. disclaims beneficial ownership of such shares. Thomas H. Lee disclaims beneficial ownership of such shares except to the extent of his direct pecuniary interest.

(4) The number of shares of Common Stock beneficially owned includes 68,905 restricted shares whose restrictions have not lapsed as of May 15, 2001 and 3,999 shares held in our 401(k) plan.

    The number of shares beneficially owned also includes 1,891 shares representing Mr. Jones' proportional interest in the Thomas H. Lee Equity Fund III, L.P.

(5) The number of shares of Common Stock beneficially owned prior to this offering includes 48,234 restricted shares whose restrictions have not lapsed as of May 15, 2001 and 891 shares held in our 401(k) plan.

(6) The number of shares of Common Stock beneficially owned includes 33,138 restricted shares whose restrictions have not lapsed as of May 15, 2001.

(7) The number of shares of Common Stock beneficially owned includes 32,700 restricted shares whose restrictions have not lapsed as of May 15, 2001.

(8) The number of shares of Common Stock beneficially owned includes 31,387 restricted shares whose restrictions have not lapsed as of May 15, 2001.

(9) The number of shares of Common Stock beneficially owned includes 31,387 restricted shares whose restrictions have not lapsed as of May 15, 2001 and 4,820 shares held in our 401(k) plan.

(10) The number of shares of Common Stock beneficially owned includes 31,387 restricted shares whose restrictions have not lapsed as of May 15, 2001 and 1,022 shares held in our 401(k) plan.

(11) Represents the proportional interest of such individual in Thomas H. Lee Equity Fund III, L.P., Thomas H. Lee Foreign Fund III, L.P. and Thomas H. Lee Investors Limited Partnership. In the case of Mr. Smith, the number of shares beneficially owned includes 6,258 shares which Mr. Smith may be deemed to beneficially own as a result of Mr. Smith's children's proportional beneficial interest in Thomas H. Lee Investors Limited Partnership.

(12) The number of shares of Common Stock beneficially owned includes 277,138 restricted shares whose restrictions have not lapsed as of May 15, 2001 and 10,732 shares held in our 401(k) plan.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires our directors, officers and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Based solely upon a review of Forms 3, 4 and 5 (and amendments thereto) furnished to us during or in respect of the fiscal year ended September 30, 2000, we are not aware of any director or executive officer who has not timely filed reports required by Section 16(a) of the Exchange Act during or in respect of such fiscal year, except for (i) the inadvertent late reporting by each of Kenneth V. Biller, John S. Lupo, Stephen
P. Shanesy, Randall J. Steward and Merrell M. Tomlin of one option grant;
(ii) the inadvertent late reporting by each of Joseph W. Deering and John S. Lupo of two purchases of common stock and by Randall J. Steward of one purchase of common stock; and (iii) the inadvertent late reporting by Kent J. Hussey of one option exercise (and the related transfer of shares in payment of tax). Each of these transactions were reported on the Form 5 filed for such director or executive officer for the fiscal year ended September 30, 2000.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY COMPENSATION TABLE

    The following table sets forth all compensation, including salary, bonuses, stock options and other compensation, paid to the Named Executive Officers for services rendered to Rayovac in all capacities during fiscal 2000, fiscal 1999 and fiscal 1998.

                                                ANNUAL COMPENSATION
                                               ----------------------        OTHER         SECURITIES
                                     FISCAL                                  ANNUAL        UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION           YEAR     SALARY ($)   BONUS ($)   COMPENSATION ($)   OPTIONS (#)   COMPENSATION($)
---------------------------         --------   ----------   ---------   ----------------   -----------   ---------------
David A. Jones....................    2000      $500,000    $400,000        $267,800(1)                      $10,900(2)
  Chairman of the Board and Chief     1999       500,000     250,000         264,800(3)                       12,700(4)
  Executive Officer                   1998       465,000     250,000         168,900(5)                       11,100(2)

Kent J. Hussey....................    2000       350,000     412,500          46,000(6)       40,000          10,500(2)
  President and Chief Operating       1999       325,000     162,500                          72,106          14,300(4)
  Officer                             1998       304,600                                                     489,800(7)

Luis A. Cancio....................    2000       286,000                                      50,000          14,000(2)
  Executive Vice President--Latin     1999        47,700                                     100,000          10,000(8)
  America

Stephen P. Shanesy................    2000       265,000     100,000                          35,000           6,800(2)
  Executive Vice                      1999       250,000      94,000                          25,000           8,200(4)
  President of Global                 1998       235,000                                                       8,800(2)
  Brand Management

Merrell M. Tomlin.................    2000       250,000     114,000                          35,000           8,500(2)
  Executive Vice                      1999       230,000      82,000                          25,000         151,600(9)
  President of Sales                  1998       197,500                                                      48,900(10)

------------------------

(1) Includes approximately $70,000 related to a Rayovac-owned residence, $70,000 related to interest on the Jones Equity Note (as defined herein) and $90,000 related to personal use of the Rayovac-owned aircraft.

(2) Represents contributions to our 401(k) plan.

(3) Includes approximately $120,000 related to a Rayovac-owned residence, $70,000 related to interest on the Jones Equity Note (as defined herein) and $50,000 related to personal use of the Rayovac-owned aircraft.

(4) Represents contributions to our 401(k) plan and pension plan termination benefits.

(5) Includes approximately $70,000 related to interest on the Jones Equity Note (as defined herein) and $48,000 related to a Rayovac-owned condominium.

(6) Includes $22,000 related to personal use of the Rayovac-owned aircraft and $21,000 related to personal use of a Rayovac-provided vehicle.

(7) Represents $58,100 related to relocation payments, $417,700 related to compensation from the exercise of stock options and $14,000 related to contributions to our 401(k) plan.

(8) Represents relocation payments.

(9) Represents $141,300 related to relocation payments and $10,300 related to contributions to our 401(k) plan and pension plan termination benefits.

(10) Represents $39,500 related to relocation payments and $9,400 related to contributions to our 401(k) plan.

OPTION GRANTS IN FISCAL 2000

    The following table discloses the grants of stock options during fiscal 2000 to the Named Executive Officers. The percentage of the total options granted to employees in fiscal 2000 shown in the table below is based on options to purchase an aggregate of 629,500 shares of Common Stock granted to our employees, directors and consultants during fiscal 2000. The exercise price of each option is equal to the fair market value of our Common Stock on the date of grant as determined by the Compensation Committee.

    The potential realizable values in the table are net of the exercise prices and before taxes associated with the exercise and are based on the assumption that our Common Stock appreciates at the annual rate shown from the date of the grant until the expiration of the option term. We have calculated these numbers based on the rules of the SEC, and they do not represent our estimate or projection of future Common Stock prices. The amounts reflected in the table may not necessarily be achieved. The actual amount that each Named Executive Officer may realize will depend upon the extent to which the price of the Common Stock exceeds the exercise price of the options on the exercise date.

                          OPTION GRANTS IN FISCAL 2000

                                      INDIVIDUAL GRANTS                                        POTENTIAL REALIZABLE
                                -----------------------------                                    VALUE AT ASSUMED
                                NUMBER OF    PERCENT OF TOTAL                                  ANNUAL RATES OF STOCK
                                SECURITIES       OPTIONS        EXERCISE                      PRICE APPRECIATION FOR
                                UNDERLYING      GRANTED TO       OR BASE                            OPTION TERM
                                 OPTIONS       EMPLOYEES IN       PRICE                       -----------------------
NAME                             GRANTED       FISCAL YEAR      ($/SHARE)   EXPIRATION DATE    5% ($)       10% ($)
----                            ----------   ----------------   ---------   ---------------   ---------   -----------
David A. Jones................        --             --               --              --            --            --
Kent J. Hussey................    40,000            5.5         $ 21.625       9/30/2009      $544,000    $1,378,600
Luis A. Cancio................    50,000            6.9         $20.9375       4/28/2009      $658,375    $1,668,449
Stephen P. Shanesy............    35,000            4.8         $ 21.625       9/30/2009      $476,000    $1,206,275
Merrell M. Tomlin.............    35,000            4.8         $ 21.625       9/30/2009      $476,000    $1,206,275

OPTION EXERCISES IN FISCAL 2000 AND FISCAL YEAR-END OPTION VALUES

    The following table sets forth information concerning the number and value of unexercised options held by the Named Executive Officers at fiscal
2000 year-end. The value of unexercised in-the-money options held at fiscal
2000 year-end represents the total gain which the option holder would realize if he exercised all of the in-the-money options held at fiscal year 2000 year-end, and is determined by multiplying the number of shares of Common Stock underlying the options by the difference between $17.125, which was the closing price per share of our Common Stock on the New York Stock Exchange on September 29, 2000 (the last trading day of fiscal 2000), and the applicable per share option exercise price. An option is in-the-money if the fair market value of the underlying shares exceeds the exercise price of the option. None of the Named Executive Officers exercised options during fiscal 2000.

  AGGREGATE OPTION EXERCISES IN FISCAL 2000 AND FISCAL YEAR-END OPTION VALUES

                                                   NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                  UNDERLYING UNEXERCISED             IN-THE-MONEY
                                                        OPTIONS AT                    OPTIONS AT
                                                    FISCAL YEAR-END (#)           FISCAL YEAR-END ($)
                                                ---------------------------   ---------------------------
NAME                                            EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                                            -----------   -------------   -----------   -------------
David A. Jones................................    546,945        364,632      $6,965,345     $4,643,589
Kent J. Hussey................................    134,143        171,716       1,306,573      1,160,872
Luis A. Cancio................................     12,500        137,500              --             --
Stephen P. Shanesy............................     73,368        100,579         875,341        599,149
Merrell M. Tomlin.............................     73,368        100,579         875,341        599,149

EMPLOYMENT AGREEMENTS

    We have an employment agreement with each of the Named Executive Officers. On October 1, 2000, we entered into amended and restated employment agreements with David A. Jones (the "Jones Employment Agreement") and Kent J. Hussey (the "Hussey Employment Agreement"), as well as employment agreements with each of Luis A. Cancio, Stephen P. Shanesy and Merrell M. Tomlin (together with the Jones Employment Agreement and the Hussey Employment Agreement, the "Executive Employment Agreements").

    Each of the Executive Employment Agreements:

    - has a term of three years, expiring on September 30, 2003, and, except for the Jones Employment Agreement, provides for automatic renewal for successive one-year periods unless terminated earlier upon 90-days' written notice by either the respective Named Executive Officer or us;

    - provides that the Named Executive Officer has the right to resign and terminate his respective Executive Employment Agreement at any time upon 60-days' notice. Upon such resignation, we must pay any unpaid base salary through the date of termination to the resigning Named Executive Officer;

    - except in the case of the Jones Employment Agreement, provides that upon termination of the Named Executive Officer's employment without cause or for death or disability, we will pay to the terminated Named Executive Officer, or such Named Executive Officer's estate, two times the Named Executive Officer's base salary and annual bonus, to be paid out over the following twelve months. In addition, each Named Executive Officer shall be entitled to receive insurance and other benefits for the greater of 24 months or the remainder of the term;

    - provides us with the right to terminate the Named Executive Officer's employment for "cause" (as defined therein), in which event we shall be obligated to pay to the terminated Named Executive Officer any unpaid base salary accrued through the date of termination; and

    - provides that, during the term of the agreement or the period of time served as an employee or director, and for one year thereafter, the Named Executive Officer shall not engage in or have any business which is involved in the industries in which we are engaged.

    Under their respective employment agreements, Mr. Jones is entitled to a base salary of $550,000 per annum, Mr. Hussey is entitled to a base salary of $385,000 per annum, Mr. Shanesy and Mr. Tomlin are each entitled to a base salary of $290,000 per annum and Mr. Cancio is entitled to a base salary of $275,000 per annum (such base salaries may be increased from time to time at the discretion of the Board of Directors) and each Named Executive Officer is entitled to an annual bonus based upon our achieving certain annual performance goals established by the Board of Directors.

    In addition, pursuant to the Jones Employment Agreement, Mr. Jones was paid a bonus of $400,000 in October 2000 as compensation for past services and will be paid an additional bonus of $400,000 on September 30, 2003. In addition, the Jones Employment Agreement provides that Mr. Jones will be granted the option to purchase his Rayovac-owned home for a nominal amount on April 30, 2003. In the event of a "sale" of Rayovac (as defined in the Jones Employment Agreement), Mr. Jones' right to receive the September 30, 2003 bonus and his right to acquire his Rayovac-owned home shall accelerate to the date of the "sale." Pursuant to the Jones Employment Agreement, Mr. Jones purchased 227,895 shares of Common Stock at approximately $4.39 per share in connection with our 1996 recapitalization. One-half of the purchase price for those shares was paid in cash and one-half was paid with a promissory note from Mr. Jones in the principal amount of $500,000 (the "Jones Equity Note"). Mr. Jones will receive additional salary at an initial rate of $35,000 annually as long as the Jones Equity Note remains outstanding.

    The Jones Employment Agreement further provides that, upon termination of Mr. Jones' employment due to death or disability, we will pay him or his estate his base salary for the next 24 months following termination and we will continue to pay him or his estate two times the pro rata portion of his annual bonus. In addition, we will continue to pay him his additional salary at an initial rate of $35,000 annually, as long as the Jones Equity Note is outstanding, for the duration of the term of his agreement, and he shall be entitled to insurance and other specified benefits for the greater of 24 months or the remainder of the term. In the event Mr. Jones is terminated "without cause" (as defined in the Jones Employment Agreement), he shall continue to be paid his base salary for the greater of 24 months or the remainder of the term, and he will continue to be paid his annual bonus for the greater of 24 months or the remainder of the term. Mr. Jones shall also be entitled to receive additional salary at an initial rate of $35,000 annually, as long as the Jones Equity Note is outstanding, and insurance and other benefits for the greater of 24 months or the remainder of the term.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During fiscal 2000, the Compensation Committee of the Board of Directors was comprised of Scott A. Schoen, Thomas R. Shepherd and Warren C. Smith, Jr. No member of our Compensation Committee is currently or has been, at any time since our formation, one of our officers or employees. No member of our Compensation Committee serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

                         COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors is comprised of Scott
A. Schoen, Thomas R. Shepherd, and Warren C. Smith, Jr., each of whom is a non-employee director within the meaning of Section 16 of the Exchange Act. The Compensation Committee determines the compensation of all of the executive officers of Rayovac. Decisions by the Compensation Committee relating to stock options are reviewed and approved by the full Board of Directors. The purpose of this report is to inform shareholders of our compensation policies for our executive officers and the rationale for the compensation paid to executive officers in fiscal 2000.

COMPENSATION PROCEDURES AND POLICIES

    Our executive compensation philosophy and specific compensation plans tie a significant portion of our executives' compensation to our success in meeting specified profit, growth and performance goals and to appreciation in our stock price. Our compensation objectives include attracting and retaining the best possible executive talent, motivating executive officers to achieve our performance objectives, rewarding individual performance and contributions, and linking executive and shareholder interest through equity-based plans.

    Our executive compensation consists of three key components: base salary, annual incentive compensation and stock options, each of which is intended to complement the others and, taken together, to satisfy our compensation objectives. The Compensation Committee's policies with respect to each of the three components, including the basis for the compensation awarded to our Chief Executive Officer, are discussed below.

BASE SALARY

    Each of our Named Executive Officers is party to an employment agreement approved by the Compensation Committee that sets the base salary for each Named Executive Officer as well as other terms and conditions of employment. The base salary of each Named Executive Officer may be adjusted during the term of the agreement, as approved by us. The Compensation Committee periodically reviews the base salary of the Chief Executive Officer and the recommendation of the Chief Executive Officer with regard to the base salary of all our other executive officers. The Compensation Committee reviews available national survey data regarding salaries of persons holding comparable positions at comparably sized consumer goods companies to establish base salary ranges and then approves, with any modifications it deems appropriate, the base salaries recommended by the Chief Executive Officer for each of the other executive officers.

    Mr. Jones' base salary, as well as other terms and conditions of his employment, was reviewed at the July 20, 2000 meeting of the Compensation Committee. The Compensation Committee primarily considered our achievement of annual goals relating to earnings per share, sales growth and return on investment in fiscal 2000. In consideration of Mr. Jones' performance, the Compensation Committee approved Mr. Jones' base salary of $550,000 for fiscal 2001 and otherwise approved the terms of the Jones Employment Agreement. See "Employment Agreements" above for further information about the Jones Employment Agreement.

ANNUAL INCENTIVE COMPENSATION

    Our executive officers may be allowed to participate in an incentive bonus plan which calls for payment to Mr. Jones and Mr. Hussey of up to 60% of their annual salaries and payment to our other executive officers of up to 50% of their annual salaries in the event that we reach 100% of our target financial goals. Bonuses can exceed that amount if we exceed our financial performance target. Although we reached 100% of our target financial goals in fiscal 2000, which were based upon our level of earnings before interest, tax, depreciation and amortization ("EBITDA"), none of the Named Executive Officers, nor any of our executive vice presidents, were paid a cash bonus under the incentive bonus plan in fiscal 2000.

STOCK OPTIONS

    Our executive officers are also eligible to participate in the Rayovac Corporation 1996 Stock Option Plan (the "1996 Plan") and the Amended Incentive Plan.

    Under the 1996 Plan, stock options to acquire up to 2,318,127 shares of Common Stock, in the aggregate, could be granted to select employees and directors under either or both a time-vesting or a performance-vesting formula at an exercise price equal to the market price of the Common Stock on the date of grant. The time-vesting options become exercisable primarily in equal 20% increments over a five year period. The performance-vesting options become exercisable at the end of ten years with accelerated vesting over each of the first five years if we achieve certain performance goals. Accelerated vesting may also occur upon a sale of Rayovac, as defined in the 1996 Plan. As of June 8, 2001, options with respect to 1,967,718 shares of Common Stock were outstanding under the 1996 Plan. In 1997, the Board of Directors adopted the Amended Incentive Plan, which replaced the 1996 Plan. No further awards will be granted under the 1996 Plan, other than awards to replace options granted under the 1996 Plan that terminate or expire prior to being exercised.

    Under the Amended Incentive Plan, we may grant to employees and non-employee directors stock options, stock appreciation rights, restricted stock, and other stock-based awards, as well as cash-based annual and long-term incentive awards. Accelerated vesting will occur in the event of a change in control, as defined in the Amended Incentive Plan. Up to 3,000,000 shares of Common Stock, or up to 5,000,000 shares if Proposal No. 2 is approved, may be issued under the Amended Incentive Plan. As of June 8, 2001, options with respect to 2,004,102 shares of Common Stock were outstanding under the Amended Incentive Plan. The Amended Incentive Plan expires in August 2007.

    See "Executive Compensation and Other Information" for a description of options awarded to our Named Executive Officers.

POLICY REGARDING DEDUCTIBILITY OF COMPENSATION.

    Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), generally limits the tax deductibility by a company of compensation in excess of $1,000,000 paid to its chief executive officer and the four next highest compensated executive officers. This limit does not apply, however, to performance-based compensation, provided that certain conditions are satisfied.

    The Compensation Committee's general policy is to preserve, when possible, the federal income tax deduction for compensation payable to executives. Accordingly, provided that Proposal No. 2 described herein is approved at the Annual Meeting by a majority of shareholders, and provided that we satisfy all other conditions under
Section 162(m) of the Code and any related regulations, we believe that awards made under the Amended Incentive Plan will be deductible. The Compensation Committee believes that no payments have been made that would fail to be deductible as a result of the application of Section 162(m) of the Code. We reserve the authority, however, to authorize payments that may not be deductible if we believe that it is in the best interests of Rayovac and our shareholders.

    The foregoing report is furnished by the Compensation Committee of the Board of Directors.

                                          COMPENSATION COMMITTEE
                                          Scott A. Schoen
                                          Thomas R. Shepherd
                                          Warren C. Smith, Jr.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    In connection with our recapitalization in 1996, we entered into a Management Agreement with Thomas H. Lee Company (which, together with its affiliates, owns approximately 23.1% of the outstanding Common Stock as of June 26, 2001) pursuant to which Thomas H. Lee Company provides consulting and management advisory services to us for an initial period of five years through September 12, 2001. In consideration of the consulting and management advisory services provided under the Management Agreement, we paid Thomas H. Lee Company approximately $360,000 in fiscal 2000. We believe that the Management Agreement is on terms no less favorable to us than could have been obtained from an independent third party.

    In addition to the Jones Equity Note, we hold various promissory notes described below (together with the Jones Equity Note, the "Executive Notes") from each of the Named Executive Officers.

    In connection with their purchase of shares of Common Stock upon joining Rayovac, Messrs. Tomlin and Shanesy executed five-year promissory notes dated March 17, 1997 in principal amounts of $60,000 and $80,000, respectively, with interest payable at 8% per annum. In connection with the exercise of options to purchase shares of our Common Stock, Messrs. Tomlin and Shanesy executed five-year promissory notes dated August 1, 1997 in principal amounts of $50,000, and $20,000, respectively, with interest payable at 8% per annum. In connection with the exercise of options to purchase shares of our Common Stock Mr. Shanesy executed a five-year promissory note dated September 15, 1997 in the principal amount of $30,002, with interest payable at 8% per annum.

    On July 20, 2000, the Board of Directors authorized additional loans to Messrs. Jones, Hussey, Shanesy, Tomlin and Cancio of up to the aggregate principal amounts of $1,950,000, $800,000, $200,000, $500,000, and $200,000,
respectively. As of June 8, 2001, Messrs. Jones, Hussey and Cancio had each executed a promissory note and had drawn aggregate principal amounts of $1,700,000, $500,000 and $200,000, respectively, under the authorized loan program. Interest on these promissory notes is to be adjusted annually to the Internal Revenue Service minimum rate for 3-5 year maturities. Each of these promissory notes is secured by a security interest in shares of our Common Stock (including vested options) owned by the respective borrower.

    The largest aggregate amount of indebtedness outstanding at any time during fiscal 2000 for each of the Named Executive Officers was as follows: Mr. Jones, $2,000,000; Mr. Hussey, $400,000; Mr. Shanesy, $130,002; Mr. Tomlin, $110,000;
and Mr. Cancio, $0. The aggregate amount of indebtedness outstanding as of June 26, 2001, for each of the Named Executive Officers is as follows:
Mr. Jones, $2,200,000; Mr. Hussey, $500,000; Mr. Shanesy, $130,002; Mr. Tomlin,
$110,000; and Mr. Cancio, $200,000.

                     COMPARISON OF TOTAL SHAREHOLDER RETURN

    The following graph demonstrates the total shareholder return on an initial investment of $100 on November 20, 1997 (the date of our Common Stock began to trade on the New York Stock Exchange) through September 29, 2000 (the last trading date of fiscal 2000) for (i) our Common Stock, (ii) the Standard & Poor's Small Cap 600 Index, (iii) the Russell 2000 Index and (iv) the Russell 2000 Consumer Staples Index. The starting point for our Common Stock represents the actual initial offering price of $14.00 per share. All values assume reinvestment of the full amount of all dividends.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           RAYOVAC CORP.  S&P SMALLCAP 600  RUSSELL 2000  RUSSELL 2000 CONSUMER STAPLES
20-Nov-97            100               100           100                            100
31-Mar-98            168               113           112                            116
30-Sep-98            122                86            85                             94
31-Mar-99            197                92            94                             91
30-Sep-99            154               101           102                             91
31-Mar-00            166               120           129                             80
30-Sep-00            122               125           125                             87

                             AUDIT COMMITTEE REPORT

    At the beginning of fiscal 2000, our Audit Committee consisted of Scott A. Schoen, Thomas R. Shepherd and Warren C. Smith, Jr. Messrs. Smith and Schoen resigned from the Audit Committee on July 20, 2000 and November 7, 2000, respectively, and were replaced by John S. Lupo and Philip F. Pellegrino, respectively. Mr. Shepherd continues to serve on our Audit Committee. Both
Mr. Lupo and Mr. Pellegrino are independent directors as defined in Sections 303.01(B)(2)(a) and (3) of the New York Stock Exchange Listing Standards, and Mr. Shepherd, a member of the Audit Committee since 1996, remains on the Audit Committee pursuant to the "override" provision of Section 303.02 of the New York Stock Exchange Listing Rules. The Board of Directors believes that, given the two recent replacements on the Audit Committee, Mr. Shepherd's continued membership is essential to the Audit Committee as he possesses significant historical knowledge of Rayovac not currently possessed by the other two members, and he will provide continuity on the Audit Committee. Mr. Shepherd served as a Managing Director of Thomas H. Lee Company from 1986 until 1998. Since 1998, he has served as a Special Partner of Thomas H. Lee Partners, L.P.

    On April 19, 2000, the Board of Directors approved the Audit Committee Charter, a copy of which is attached to this proxy statement as Appendix A.

    Management is responsible for our internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

    With respect to our audited financial statements for the fiscal year ended September 30, 2000, management has represented to the Audit Committee that the financial statements were prepared in accordance with generally accepted accounting principles and the Audit Committee has reviewed and discussed those financial statements with management. The Audit Committee has also discussed with KPMG LLP, our independent accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committee), as modified or supplemented.

    The Audit Committee has received the written disclosures from KPMG LLP required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as modified or supplemented, and has discussed the independence of KPMG LLP with members of that firm.

    In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended September 30, 2000 be included in our Annual Report on Form 10-K filed with the SEC for that year. The Audit Committee also recommended to the Board of Directors that KPMG LLP be appointed as our independent auditors for fiscal 2001.

                                          AUDIT COMMITTEE
                                          John S. Lupo
                                          Philip F. Pellegrino
                                          Thomas R. Shepherd

                                 PROPOSAL NO. 2
                     APPROVAL OF THE AMENDED INCENTIVE PLAN

INTRODUCTION

    With Proposal No. 2, we are requesting that our shareholders (i) approve an amendment to the Amended Incentive Plan increasing the total number of shares of Common Stock that may be issued under the Amended Incentive Plan from 3,000,000 shares to 5,000,000 shares and (ii) extend eligibility of the Amended Incentive Plan under Section 162(m) of the Code, as further described herein.

    We are seeking shareholder approval of the amendment to the Amended Incentive Plan because the Board of Directors believes that increasing the number of shares of Common Stock authorized for issuance under the Amended Incentive Plan enhances our flexibility in connection with providing equity ownership opportunities and performance-based incentives to our employees and non-employee directors.

    We are also seeking shareholder approval for the extension of the Amended Incentive Plan because Section 162(m) of the Code places a limit of $1,000,000 on the amount of compensation that may be deducted by a company in any tax year with respect to the company's chief executive officer and four next highest compensated executive officers. This limit does not apply, however, to performance-based compensation, provided that certain conditions are satisfied. Generally, plans under which performance-based compensation is granted must be approved by shareholders. The Amended Incentive Plan is designed to provide for this type of performance-based compensation. To continue to be eligible for the performance-based compensation exemption under Section 162(m) of the Code, we must now obtain shareholder approval of the Amended Incentive Plan.

    In the event that shareholder approval is not received, the Amended Incentive Plan will continue in its current form. In such an event, the number of shares of Common Stock that may be issued under the Amended Incentive Plan shall remain at 3,000,000 shares and compensation earned under the Amended Incentive Plan may not be deductible by us under Section 162(m) of the Code, which could increase our overall costs.

    The text of the Amended Incentive Plan is set forth in Appendix B to this proxy statement, and the new language of the proposed amendment that is the subject of this Proposal No. 2 is underlined. The following is intended to be a summary, and does not purport to be a complete statement, of the Amended Incentive Plan's principal terms. This summary is subject to and qualified in its entirety by reference to Appendix B.

MATERIAL FEATURES OF THE AMENDED INCENTIVE PLAN

PURPOSE AND ADMINISTRATION OF THE AMENDED INCENTIVE PLAN.

    The purpose of the Amended Incentive Plan is to provide a flexible, long-term vehicle to attract, retain and motivate officers and employees. By providing equity ownership opportunities and performance-based incentives, the Amended Incentive Plan is intended to better align the interests of officers and employees with those of stockholders and thereby enhance our performance and profitability. The Amended Incentive Plan authorizes the grant of incentive or nonqualified stock options, stock appreciation rights ("SARs"), restricted stock, other stock-based awards and cash-based annual and long-term incentive awards (collectively referred to as "Awards"), any of which may be granted on a stand alone, combination or tandem basis. The Amended Incentive Plan is administered by the Compensation Committee which determines the individuals to whom Awards are to be made and all terms and conditions of the Awards.

LIMITATION ON AWARDS.

    The Amended Incentive Plan limits the number of shares of Common Stock that can be represented by stock options, SARs, or restricted stock and awarded to any participant during any single fiscal year to no more than 25% of the shares originally reserved for distribution shares. The value of a recipient's annual incentive award with respect to any performance cycle may not exceed $1,000,000; individual long-term incentive awards are limited to $1,000,000 times the number of years in the applicable performance cycle.

PARTICIPANTS.

    Any employee or any non-employee members of our Board of Directors or the Board of Directors of any of our subsidiaries or affiliates is eligible to be granted awards under the Amended Incentive Plan. As of June 8, 2001, approximately 206 employees and five non-employee directors were eligible to participate in the Amended Incentive Plan.

CHANGE IN CONTROL PROVISIONS.

    The Amended Incentive Plan provides that in the event of a "Change in Control" (as defined therein), all stock options and SARs will become immediately exercisable, the restrictions applicable to outstanding restricted stock and other stock-based awards will lapse and, unless otherwise determined by the Compensation Committee, the value of outstanding stock options, SARs, restricted stock and other stock-based awards will be cashed out on the basis of the highest price paid (or offered) during the preceding 60-day period. In addition, outstanding incentive awards will be vested and paid out on a prorated basis, based on the maximum award opportunity of such awards and the number of months elapsed compared with the total number of months in the performance cycle.

FEDERAL INCOME TAX CONSEQUENCES OF THE AMENDED INCENTIVE PLAN

    The following is a brief description of the federal income tax consequences generally arising with respect to awards under the Amended Incentive Plan.

    NONQUALIFIED STOCK OPTIONS. Nonqualified stock options granted under the Amended Incentive Plan will not be taxable to an employee at grant but generally will result in taxation at exercise. At that time, the employee will recognize ordinary income in an amount equal to the excess of the fair market value of the stock acquired upon exercise over the option price paid for the stock. We will be entitled to a corresponding deduction when the employee must recognize the income and in the amount of the income recognized.

    INCENTIVE STOCK OPTIONS. An employee will not recognize income upon the grant of an ISO. An employee also generally will not recognize income upon exercise of an ISO provided that he had been an employee of Rayovac or our subsidiaries at all times from the date of grant of the ISO until three months before exercise of the ISO (or one year, in the case of an exercise after becoming disabled). The amount by which the fair market value of the stock at exercise exceeds the exercise price, however, is an adjustment in computing the employee's alternative minimum tax in the year of exercise. If the employee holds the shares of Common Stock acquired upon exercise of an ISO at least until the first anniversary of the date of exercise or, if later, the second anniversary of the date of grant of the ISO, upon disposition of the shares the employee will have capital gain equal to the excess of the amount realized upon the disposition over the amount paid for the shares. If the employee holds the shares for this period, we will not be entitled to a deduction with respect to the ISO.

    If an employee disposes of shares acquired upon exercise of an ISO before the expiration of the holding period described above, he is considered to have engaged in a "disqualifying disposition," as a consequence of which he will generally recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the lesser of the amount realized upon disposition of the shares and the fair market value of the shares on the date of exercise over the exercise price paid for the shares. If the amount realized upon disposition is greater than the fair market value of the shares on the date of exercise, the difference will be taxable to the employee as capital gain. We will be entitled to a deduction in the year of the disqualifying disposition in an amount equal to the amount of ordinary income recognized as a result of the disqualifying disposition.

    STOCK APPRECIATION RIGHTS. The grant of an SAR does not create tax consequences to an employee. Instead, upon exercise, the employee recognizes ordinary income equal to the amount of cash or the fair market value of any shares of Common Stock he receives. We will be entitled to a corresponding deduction.

    RESTRICTED STOCK. The recognition of income for federal tax purposes relating to an award of restricted stock depends on the restrictions imposed on the shares. Generally, taxation occurs in the first taxable year in which the shares cease to be subject to a substantial risk of forfeiture. When the restrictions lapse, the employee will recognize taxable income equal to the excess of the fair market value of the stock at that time over the amount, if any, paid for the stock. The employee may, however, make an election to include in income when the shares are first transferred to him an amount equal to the excess of the fair market value of the stock at that time over the amount, if any, paid for the stock. We are generally entitled to a deduction corresponding to the employee's income inclusion.

    OTHER STOCK-BASED AWARDS/INCENTIVE AWARDS. Any cash payments or the fair market value of any Common Stock or other property an employee receives in connection with other stock-based awards or incentive awards will be taxable as ordinary income to the employee in the year received. We will generally be entitled to a corresponding deduction.

    OTHER FEDERAL INCOME TAX CONSIDERATIONS. As noted above, Section 162(m) of the Code places a $1,000,000 annual limit on the compensation deductible by us for compensation paid to certain of its executives. The limit, however, does not apply to "qualified performance-based compensation." We believe, provided that we satisfy all the requirements of Section 162(m) of the Code and any related regulations, that awards of stock options, SARs and certain other performance-based compensation awards under the Amended Incentive Plan will qualify for this exception to the deductibility limit.

    Also, awards that are granted, accelerated or enhanced upon the occurrence of a change in control may give rise, in whole or in part, to "excess parachute payments" within the meaning of Section 280G of the Code and, to such extent, will be non-deductible by us and subject to a 20% excise tax by the participant.

    State tax consequences may in some cases differ from the federal tax consequences. In addition, awards under the Amended Incentive Plan may in some instances be made to employees who are subject to tax in jurisdictions other than the United States and may result in consequences different from those described above. The foregoing summary of the income tax consequences in respect of the Amended Incentive Plan is for general information only. Interested parties should consult their own advisors as to specific tax consequences, including the application and effect of foreign, state and local tax laws.

PROPOSED AMENDMENT TO THE AMENDED INCENTIVE PLAN

    On April 24, 2001, the Board of Directors approved an amendment to the Amended Incentive Plan increasing the total number of shares of Common Stock authorized to be issued under the Amended Incentive Plan from 3,000,000 shares to 5,000,000 shares. The Board of Directors believes that providing equity ownership opportunities and performance-based incentives to its employees and non-employee directors, thereby aligning the interests of officers and employees with those of shareholders, enhances the performance and profitability of the Company. As of June 8, 2001, there were remaining 714,582 shares authorized and available for issuance under the Amended Incentive Plan. The Board of Directors believes that increasing the number of shares of Common Stock authorized for issuance under the Amended Incentive Plan enhances our flexibility in connection with providing equity ownership opportunities and performance-based incentives to our employees and non-employee directors.

    All other terms of the Amended Incentive Plan remain unaffected by the amendment.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL NO. 2 TO APPROVE THE AMENDED INCENTIVE PLAN.

                                 PROPOSAL NO. 3
               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

    KPMG LLP currently serves as our independent auditors. They have served in that capacity since September 30, 1996. KPMG LLP examines the accounts of Rayovac and our subsidiaries and also provides other services to us in connection with our SEC filings.

AUDIT FEES

    We paid fees in the aggregate of $297,098 to KPMG LLP for professional services rendered for the audit of our annual financial statements for fiscal 2000, including certain statutory audits required for certain of our foreign subsidiaries, and for reviews of the financial statements included in our quarterly reports on Form 10-Q for the first three quarters of fiscal 2000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

    We did not engage KPMG LLP in fiscal 2000 to perform any services for financial information systems design or implementation.

ALL OTHER FEES

    We paid fees in the aggregate of $169,623 to KPMG LLP for professional services rendered in fiscal 2000 other than audit services and review of quarterly reports. These fees resulted primarily from services rendered for the preparation and review of our fiscal 1999 tax returns, general tax assistance, general accounting and financial advice and review of certain non-financial information systems. The Audit Committee of the Board of Directors considered these activities to be compatible with the maintenance of KPMG LLP's independence.

RATIFICATION OF APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITORS

    Upon recommendation of the Audit Committee, the Board of Directors has appointed KPMG as our independent auditors for fiscal 2001. The shareholders are asked to ratify this action of the Board of Directors. Shareholder ratification of the selection of KPMG LLP as our independent auditors for fiscal 2001 is not required by our Amended and Restated By-Laws, as amended, or otherwise, but is being pursued as a matter of good corporate practice. If shareholders do not ratify the selection of KPMG LLP as our independent auditors for fiscal 2001, the Board of Directors will consider the matter at its next meeting.

    It is anticipated that one or more representatives of KPMG LLP will be present at the Annual Meeting with an opportunity to make a statement, if desired, and will be available to answer appropriate questions from shareholders who are present.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL NO. 3 TO RATIFY THE SELECTION OF KPMG LLP AS OUR INDEPENDENT AUDITORS FOR FISCAL 2001.

                                 OTHER MATTERS

    The Board of Directors knows of no items of business to be brought before the Annual Meeting other than as described above. If any other items of business should properly come before the Annual

Meeting, it is the intention of the persons named in the enclosed proxy card to vote such proxies in accordance with their best judgment with respect to any such items. Discretionary authority for them to do so is contained in the enclosed proxy card.

                             SHAREHOLDER PROPOSALS

    Under the rules and regulations of the SEC, shareholder proposals intended to be presented in our proxy statement for the 2002 annual meeting of shareholders must be received at our principal executive offices at 601 Rayovac Drive, Madison, Wisconsin 53711, no later than March 1, 2002 in order to be considered for inclusion in our proxy statement for such meeting.

    Under our Amended and Restated By-Laws, as amended, proposals of shareholders intended to be submitted for a formal vote (other than proposals to be included in our proxy statement) at the 2002 annual meeting of shareholders may be made only by a shareholder of record who has given notice of the proposal to the Secretary of Rayovac at our principal executive offices no earlier than May 17, 2002 and not later than June 11, 2002. The notice must contain certain information as specified in the Amended and Restated By-Laws, as amended. Any proposal received after June 11, 2002 will not be considered "timely" under the federal proxy rules for purposes of determining whether we may use discretionary authority to vote on such proposal.

    A COPY OF OUR ANNUAL REPORT ON FORM 10-K FILED WITH THE SEC IS AVAILABLE ON REQUEST BY WRITING TO THE CORPORATE COMMUNICATIONS DEPARTMENT, RAYOVAC CORPORATION, 601 RAYOVAC DRIVE, MADISON, WISCONSIN 53711.

    OUR ANNUAL REPORT TO SHAREHOLDERS FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2000, INCLUDING THE FINANCIAL STATEMENTS FOR FISCAL 2000, WAS PREVIOUSLY MAILED TO SHAREHOLDERS ON OR ABOUT JANUARY 17, 2001. AN ADDITIONAL COPY OF THE ANNUAL REPORT TO SHAREHOLDERS MAY BE OBTAINED BY WRITING TO THE CORPORATE COMMUNICATIONS DEPARTMENT AT THE ABOVE ADDRESS.

                                          By Order of the Board of Directors,

                                          [LOGO]

                                          James T. Lucke
                                          Secretary

June 29, 2001

                                                                      APPENDIX A

                              RAYOVAC CORPORATION
            CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

AUDIT COMMITTEE PURPOSE

    The Audit Committee is appointed by Rayovac's Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

    - Monitor the integrity of Rayovac's financial reporting process and systems of internal controls regarding finance, accounting and legal compliance.

    - Monitor the independence and performance of the independent auditor and internal auditing department.

    - Provide an avenue of communication among the independent auditors, management, the internal auditing department, and the Board of Directors.

    The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at Rayovac's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

AUDIT COMMITTEE COMPOSITION AND MEETINGS

    Audit Committee members shall meet the requirements of the NYSE. The Audit Committee shall be comprised of three or more directors as determined by the Board, each shall be independent nonexecutive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise.

    Audit Committee members shall be appointed by the Board. If an audit committee Chair is not designated or present, the members of the Audit Committee may designate a Chair by majority vote of the Audit Committee membership.

    The Committee should meet twice annually, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The committee should meet privately in executive session at least annually with management, the independent auditors and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. In addition, the Committee or at least the Chair should review with management and the independent auditors at the Committee's discretion Rayovac's quarterly financial statements.

AUDIT COMMITTEE RESPONSIBILITIES AND DUTIES

    REVIEW PROCEDURES

    1. Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

    2. Review Rayovac's annual audited financial statements. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments.

    3. In consultation with the management, the independent auditors, and the internal auditors, consider the integrity of Rayovac's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report exposures. Review significant findings prepared by the independent auditors and the internal audit department together with management's responses.

    4. Review Rayovac's quarterly financial results. Discuss any significant changes to Rayovac's accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61. The Chair of the Audit Committee may represent the entire Audit Committee for purposes of this review.

    EXTERNAL AUDITORS

    5. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

    6. Approve the fees and other significant compensation to be paid to the independent auditors.

    7. On an annual basis, the Committee should review and discuss with the independent auditors all significant relationships they have with Rayovac that could impair the auditors' independence.

    8. Discuss the audit plan and results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61.

    9. Consider the independent auditors' judgments about the quality and appropriateness of Rayovac's accounting principles as applied in its financial reporting.

    INTERNAL AUDIT DEPARTMENT AND LEGAL COMPLIANCE

    10. Review the budget, plan, changes in plan, activities, organizational structure and qualifications of the internal audit department, as needed.

    11. Review significant reports prepared by the internal audit department together with management's response and follow-up to these reports.

    12. On at least an annual basis, review with Rayovac's counsel, any legal matters that could have a significant impact on the organization's financial statements, Rayovac's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

    OTHER AUDIT COMMITTEE RESPONSIBILITIES

    13. Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in Rayovac's annual proxy statement.

    14. Perform any other activities consistent with this charter, Rayovac's by-laws, and governing law, as the Committee or the Board Deems necessary or appropriate.

    15. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

                                                                      APPENDIX B

                  THE 1997 RAYOVAC INCENTIVE PLAN, AS AMENDED

    SECTION 1.  PURPOSE; DEFINITIONS.

    The purpose of the Plan is to support the Company's ongoing efforts to develop and retain leaders of exceptional talent and to provide the Company with the ability to provide incentives more directly linked to the profitability of the Company's businesses and to increases in shareholder value.

    For purposes of the Plan, the following terms are defined as set forth below:

    a.  "Annual Incentive Award" means an Incentive Award made pursuant to
       Section 5(a)(v) with a Performance Cycle of one year or less.

    b. "Awards" mean grants under this Plan of Incentive Awards, Stock Options, Stock Appreciation Rights, Restricted Stock or Other Stock-Based Awards.

    c.  "Board" means the Board of Directors of the Company.

    d. "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

    e. "Commission" means the Securities and Exchange Commission or any successor agency.

    f. "Committee" means the Compensation Committee of the Board or a subcommittee thereof, any successor thereto or such other committee or subcommittee as may be designated by the Board to administer the Plan.

    g.  "Common Stock" or "Stock" means the Common Stock of the Company.

    h. "Company" means Rayovac Corporation, a corporation organized under the laws of the State of Wisconsin, or any successor thereto.

    i. "Economic Value Added(TM)" means net after-tax operating profit less the cost of capital.

    j. "Exercise Period" means the 60-day period from and after a Change in Control.

    k. "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

    l. "Fair Market Value" means, as of any given date, the mean between the highest and lowest reported sales prices of the Common Stock on the New York Stock Exchange--Composite Transactions or, if no such sale of Common Stock is reported on such date, the fair market value of the Stock as determined by the Committee in good faith.

    m. "Incentive Award" means any Award that is either an Annual Incentive Award or a Long-Term Incentive Award.

    n.  "Incentive Stock Option" means any Stock Option that complies with
       Section 422 of the Code.

    o.  "Long-Term Incentive Award" means an Incentive Award made pursuant to
       Section 5(a)(v) with a Performance Cycle of more than one year.

    p. "Nonqualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

    q.  "Other Stock-Based Award" means an Award made pursuant to
       Section 5(a)(iv).

    r. "Performance Cycle" means the period selected by the Committee during which the performance of the Company or any subsidiary, affiliate or unit thereof or any individual is measured for the purpose of determining the extent to which an Award subject to Performance Goals has been earned.

    s. "Performance Goals" mean the objectives for the Company or any subsidiary or affiliate or any unit thereof or any individual that may be established by the Committee for a Performance Cycle with respect to any performance-based Awards contingently awarded under the Plan. The Performance Goals for Awards that are intended to constitute "performance-based" compensation within the meaning of Section 162(m) of the Code shall be based on one or more of the following criteria: earnings per share, total shareholder return, operating income, net income, cash flow, return on equity, return on capital, earnings before interest, taxes, depreciation and amortization ("EBITDA"), and Economic Value Added(TM).

    t. "Plan" means this 1997 Rayovac Amended Incentive Plan, as amended from time to time.

    u. "Restricted Period" means the period during which an Award may not be sold, assigned, transferred, pledged or otherwise encumbered.

    v.  "Restricted Stock" means an Award of shares of Common Stock pursuant to
       Section 5(a)(iii).

    w. "Spread Value" means, with respect to a share of Common Stock subject to an Award, an amount equal to the excess of the Fair Market Value, on the date such value is determined, over the Award's exercise or grant price, if any.

    x.  "Stock Appreciation Right" or "SAR" means a right granted pursuant to
       Section 5(a)(ii).

    y.  "Stock Option" means an option granted pursuant to Section 5(a)(i).

    In addition, the terms "Business Combination," "Change in Control," "Change in Control Price," "Incumbent Board," "Outstanding Company Common Stock," "Outstanding Company Voting Securities" and "Person" have the meanings set forth in Section 6.

    SECTION 2.  ADMINISTRATION.

    The Plan shall be administered by the Committee, which shall have the power to interpret the Plan and to adopt such rules and guidelines for carrying out the Plan as it may deem appropriate. The Committee shall have the authority to adopt such modifications, procedures and subplans as may be necessary or desirable to comply with the laws, regulations, compensation practices and tax and accounting principles of the countries in which the Company, a subsidiary or an affiliate may operate to assure the viability of the benefits of Awards made to individuals employed in such countries and to meet the objectives of the Plan.

    Subject to the terms of the Plan, the Committee shall have the authority to determine those individuals eligible to receive Awards and the amount, type and terms of each Award and to establish and administer any Performance Goals applicable to such Awards, but, at the discretion of the Board, such determinations may be made subject to ratification by the Board.

    The Committee may delegate its authority and power under the Plan to one or more officers of the Company, subject to guidelines prescribed by the Committee and approved by the Board, with respect to participants who are not subject to
Section 16 of the Exchange Act.

    Any determination made by the Committee or pursuant to delegated authority in accordance with the provisions of the Plan with respect to any Award shall be made in the sole discretion of the Committee or such delegate, and all decisions made by the Committee or any appropriately designated officer pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Plan participants, but subject to ratification by the Board if the Board so provides.

    SECTION 3.  ELIGIBILITY.

    All employees of the Company, its subsidiaries and affiliates, as well as non-employee members of the Board of Directors of the Company, its subsidiaries or affiliates are eligible to be granted Awards under the Plan.

    SECTION 4.  COMMON STOCK SUBJECT TO PLAN.

    The total number of shares of Common Stock reserved and available for distribution pursuant to the Plan shall be 5,000,000 shares, all of which may be issued pursuant to the exercise of Stock Options awarded under the Plan. If any Award is exercised, cashed out or terminates or expires without a payment being made to the participant in the form of Common Stock, the shares subject to such Award, if any, shall again be available for distribution in connection with Awards under the Plan. Any shares of Common Stock that are used by a participant as full or partial payment of withholding or other taxes or as payment for the exercise or conversion price of an Award shall be available for distribution in connection with Awards under the Plan.

    In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, split-up or other change in corporate structure affecting the Common Stock after adoption of the Plan by the Board, the Board is authorized to make substitutions or adjustments in the aggregate number and kind of shares reserved for issuance under the Plan, in the number, kind and price of shares subject to outstanding Awards and in the Award limits set forth in
Section 5; provided, however, that any such substitutions or adjustments shall be, to the extent deemed appropriate by the Board, consistent with the treatment of shares of Common Stock not subject to the Plan, and that the number of shares subject to any Award shall always be a whole number.

    SECTION 5.  AWARDS.

    (a) General. The types of Awards that may be granted under the Plan are set forth below. Awards may be granted singly, in combination or in tandem with other Awards.

        (i) STOCK OPTIONS. A Stock Option represents the right to purchase a share of Stock at a predetermined grant price. Stock Options granted under this Plan may be in the form of Incentive Stock Options or Nonqualified Stock Options, as specified in the Award agreement. The term of each Stock Option shall be set forth in the Award agreement, but no Incentive Stock Option shall be exercisable more than ten years after the grant date. The grant price per share of Common Stock purchasable under an Incentive Stock Option shall not be less than 100% of the Fair Market Value on the date of grant. Subject to the applicable Award agreement, Stock Options may be exercised, in whole or in part, by giving written notice of exercise to the Company specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price by certified or bank check or such other instrument as the Company may accept (including a copy of instructions to a broker or bank acceptable to the Company to deliver promptly to the Company an amount of sale or loan proceeds sufficient to pay the purchase price). As determined by the Committee, payment in full or in part may also be made in the form of Common Stock already owned by the optionee valued at the Fair Market Value on the date the Stock Option is exercised; provided, however, that such Common Stock shall not have been acquired within the preceding six months upon the exercise of a Stock Option or stock unit or similar Award granted under the Plan or any other plan maintained at any time by the Company or any subsidiary.

        (ii) STOCK APPRECIATION RIGHTS. An SAR represents the right to receive a payment, in cash, shares of Common Stock or both (as determined by the Committee), equal to the Spread Value on the date the SAR is exercised. The grant price of an SAR shall be set forth in the applicable Award agreement. Subject to the terms of the applicable Award agreement, an SAR shall be exercisable, in whole or in part, by giving written notice of exercise to the Company.

       (iii) RESTRICTED STOCK. Shares of Restricted Stock are shares of Common Stock that are awarded to a participant and that during the Restricted Period may be forfeitable to the Company upon such conditions as may be set forth in the applicable Award agreement. Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered during the Restricted Period. Except as provided in this subsection (iii) and in the applicable Award agreement, a participant shall have all the rights of a holder of Common Stock, including the rights to receive dividends and to vote during the Restricted Period. Dividends with respect to Restricted Stock that are payable in Common Stock shall be paid in the form of Restricted Stock.

        (iv) OTHER STOCK-BASED AWARDS. Other Stock-Based Awards are Awards, other than Stock Options, SARs or Restricted Stock, that are denominated in, valued in whole or in part by reference to, or otherwise based on or related to, Common Stock. The purchase, exercise, exchange or conversion of Other Stock-Based Awards granted under this subsection (iv) shall be on such terms and conditions and by such methods as shall be specified by the Committee.

        (v) INCENTIVE AWARDS. Incentive Awards are performance-based Awards that are expressed in U.S. currency. Incentive Awards shall either be Annual Incentive Awards or Long-Term Incentive Awards.

    (b) Maximum Awards. The total number of shares of Restricted Stock and other shares of Common Stock subject to or underlying Stock Options, SARs and Other Stock-Based Awards awarded to any participant during the term of this Plan shall not exceed 25% of the shares of Common Stock originally reserved for distribution pursuant to the Plan. An Annual Incentive Award paid to a participant with respect to any Performance Cycle shall not exceed $1,000,000. A Long-Term Incentive Award paid to a participant with respect to any Performance Cycle shall not exceed $1,000,000 times the number of years in the Performance

       Cycle. An amount not in excess of 25% of the shares of Common Stock originally reserved for distribution pursuant to the Plan may be issued pursuant to Restricted Stock Awards and Other Stock-Based Awards, except that Other Stock-Based Awards with values based on Spread Values shall not be included in this limitation.

    (c) Performance-Based Awards. Any Awards granted pursuant to the Plan may be in the form of performance-based Awards through the application of Performance Goals and Performance Cycles.

    SECTION. 6.  CHANGE IN CONTROL PROVISIONS.

    (a) Impact of Event. Notwithstanding any other provision of the Plan to the contrary, in the event of a Change in Control:

        (i) All Stock Options and Stock Appreciation Rights outstanding as of the date such Change in Control occurs shall become fully vested and exercisable.

        (ii) The restrictions and other conditions applicable to any Restricted Stock or Other Stock-Based Awards, including vesting requirements, shall lapse, and such Awards shall become free of all restrictions and fully vested.

       (iii) The value of all outstanding Stock Options, Stock Appreciation Rights, Restricted Stock and Other Stock-Based Awards shall, unless otherwise determined by the Committee at or after grant, be cashed out on the basis of the "Change in Control Price," as defined in
             Section 6(c), as of the date such Change in Control occurs or such other date as the Committee may determine prior to the Change in Control.

        (iv) Any Incentive Awards relating to Performance Cycles prior to the Performance Cycle in which the Change in Control occurs that have been earned but not paid shall become immediately payable in cash. In addition, each participant who has been awarded an Incentive Award shall be deemed to have earned a pro rata Incentive Award equal to the product of (y) such participant's maximum award opportunity for such Performance Cycle, and (z) a fraction, the numerator of which is the number of full or partial months that have elapsed since the beginning of such Performance Cycle to the date on which the Change in Control occurs, and the denominator of which is the total number of months in such Performance Cycle.

    (b) Definition of Change in Control. A "Change in Control" means the happening subsequent to completion of the initial public offering of shares of Stock of the Company of any of the following events:

        (i) The acquisition, other than in a transaction approved by the Incumbent Board, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a "Person")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding shares of Common Stock (the "Outstanding Company Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute a

            Change in Control: (1) any acquisition directly from the Company,
            (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (4) any acquisition by any corporation pursuant to a transaction described in clauses (A), (B) and (C) of paragraph (iii) of this
            Section 6(b); or

        (ii) Individuals who, as of the effective date of the Plan, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to such effective date whose election, or nomination for election by the stockholders of the Company, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

       (iii) Approval by the stockholders of the Company of a reorganization, merger, share exchange or consolidation (a "Business Combination"), unless, in each case following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that as a result of such transaction owns the Company through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 25% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such Person owned 25% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

        (iv) Approval by the stockholders of the Company of (A) a complete liquidation or dissolution of the Company or (B) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation with respect to which, following such sale or other disposition, (1) more than 50% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be,
             (2) less than 25% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by any Person (excluding any employee benefit plan (or related trust) of the Company or such corporation), except to the extent that such Person owned 25% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities prior to the sale or disposition and (3) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such sale or other disposition of assets of the Company or were elected, appointed or nominated by the Board.

    (c) Change in Control Price. "Change in Control Price" means the highest price per share paid in any transaction reported on the New York Stock Exchange-Composite Transactions or paid or offered in any bona fide transaction related to a potential or actual change in control of the Company at any time during the preceding 60-day period as determined by the Committee, except that, in the case of Incentive Stock Options, unless the Committee otherwise provides, such price shall be based only on transactions reported for the date on which such Incentive Stock Options are cashed out.

    (d) Notwithstanding any other provision of this Plan, upon a Change in Control, unless the Committee shall determine otherwise at grant, or after grant but before the Change in Control, an Award recipient shall have the right, by giving notice to the Company within the Exercise Period, to elect to surrender all or part of the Stock Option, SAR or Other Stock-Based Award to the Company and to receive in cash, within 30 days of such notice, an amount equal to the amount by which the "Change in Control Price" on the date of such notice shall exceed the exercise or grant price under such Award, multiplied by the number of shares of Stock as to which the right granted under this Section 6 shall have been exercised.

    (e) Notwithstanding the foregoing, if any right granted pursuant to this
       Section 6 would make a Change in Control transaction ineligible for pooling of interests accounting under generally accepted accounting principles that but for this Section 6 would otherwise be eligible for such accounting treatment, the Committee shall have the ability to substitute the cash payable pursuant to this Section 6 with Common Stock with a Fair Market Value equal to the cash that would otherwise be payable hereunder.

    SECTION 7.  PLAN AMENDMENT AND TERMINATION.

    The Board may amend or terminate the Plan at any time, provided that no such amendment shall be made without stockholder approval if such approval is required under applicable law, or if such amendment would increase the total number of shares of Common Stock that may be distributed under the Plan.

    Except as set forth in any Award agreement, no amendment or termination of the Plan may materially and adversely affect any outstanding Award under the Plan without the Award recipient's consent.

    SECTION 8.  PAYMENTS AND PAYMENT DEFERRALS.

    Payment of Awards may be in the form of cash, Stock, other Awards or combinations thereof as the Committee shall determine, and with such restrictions as it may impose. The Committee, either at the time of grant or by subsequent amendment, may require or permit deferral of the payment of Awards under such rules and procedures as it may establish. It also may provide that deferred settlements include the payment or crediting of interest or other earnings on the deferred amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in Common Stock equivalents.

    SECTION 9.  DIVIDENDS AND DIVIDEND EQUIVALENTS.

    The Committee may provide that any Awards under the Plan earn dividends or dividend equivalents. Such dividends or dividend equivalents may be paid currently or may be credited to a participant's Plan account. Any crediting of dividends or dividend equivalents may be subject to such restrictions and conditions as the Committee may establish, including reinvestment in additional shares of Common Stock or Common Stock equivalents.

    SECTION 10.  TRANSFERABILITY.

    Except to the extent permitted by the Award agreement, either initially or by subsequent amendment, Awards shall not be transferable or assignable other than by will or the laws of descent and distribution, and shall be exercisable during the lifetime of the recipient only by him.

    SECTION 11.  AWARD AGREEMENTS.

    Each Award under the Plan shall be evidenced by a written agreement (which need not be signed by the recipient unless otherwise specified by the Committee) that sets forth the terms, conditions and limitations for each Award. Such terms may include, but are not limited to, the term of the Award, vesting and forfeiture provisions, and the provisions applicable in the event the recipient's employment terminates. The Committee may amend an Award agreement, provided that no such amendment may materially and adversely affect an Award without the Award recipient's consent.

    SECTION 12.  UNFUNDED STATUS OF PLAN.

    It is presently intended that the Plan constitute an "unfunded" plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments; provided, however, that, unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.

    SECTION 13.  GENERAL PROVISIONS.

    (a) The Committee may require each person acquiring shares of Common Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to the distribution thereof. The certificates for such shares may include any legend that the Committee deems appropriate to reflect any restrictions on transfer.

        All certificates for shares of Common Stock or other securities delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Commission, any stock exchange upon which the Common Stock is then listed and any applicable Federal, state or foreign securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

    (b) Nothing contained in this Plan shall prevent the Company, a subsidiary or an affiliate from adopting other or additional compensation arrangements for its employees or directors.

    (c) The adoption of the Plan shall not confer upon any employee any right to continued employment nor shall it interfere in any way with the right of the Company, a subsidiary or an affiliate to terminate the employment of any employee at any time.

    (d) No later than the date as of which an amount first becomes includible in the gross income of the participant for Federal income tax purposes with respect to any Award under the Plan, the participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any Federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, withholding obligations arising from an Award may be settled with Common Stock, including Common Stock that is part of, or is received upon exercise or conversion of, the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company, its subsidiaries and its affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the participant. The Committee may establish such procedures as it deems appropriate, including the making of irrevocable elections, for the settling of withholding obligations with Common Stock.

    (e) On receipt of written notice of exercise, the Committee may elect to cash out all or a portion of the shares of Common Stock for which a Stock Option is being exercised by paying the optionee an amount, in cash or Common Stock, equal to the Spread Value of such shares on the date such notice of exercise is received.

    (f) The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Wisconsin.

    (g) If any provision of the Plan is held invalid or unenforceable, the invalidity or unenforceability shall not affect the remaining parts of the Plan, and the Plan shall be enforced and construed as if such provision had not been included.

    (h) The Plan shall be effective on September 3, 1997. Except as otherwise provided by the Board, no Awards shall be granted after August 31, 2007, but any Awards granted theretofore may extend beyond that date.

                         PLEASE DETACH PROXY CARD HERE
-------------------------------------------------------------------------------


                              RAYOVAC CORPORATION
                         ANNUAL MEETING OF SHAREHOLDERS

                                 JULY 31, 2001

P             THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE
     RAYOVAC CORPORATION ANNUAL MEETING OF SHAREHOLDERS ON JULY 31, 2001 OR ANY POSTPONEMENT(S) OR ADJOURNMENT(S) THEREOF.
R
              The undersigned, having read the Notice of Annual Meeting of
     Shareholders and Proxy Statement dated June 29, 2001, receipt of which is
O hereby acknowledged, does hereby appoint and constitute KENT J. HUSSEY and JAMES T. LUCKE, and each or any of them, the attorneys and proxies of the undersigned, with full power of substitution to each, for and in the name
X of the undersigned to vote and act at the Annual Meeting of Shareholders of Rayovac Corporation to be held at the Company's headquarters, 601 Rayovac Drive, Madison, Wisconsin, on Tuesday, July 31, 2001 at 8:00 a.m. and at
Y any postponement or adjournment thereof, with respect to all shares of Common Stock, par value $.01 per share, of the Company, standing in the name of the undersigned or with respect to which the undersigned is entitled to vote or act, with all the powers that the undersigned would possess if personally present and acting, as follows:

              (IMPORTANT--TO BE SIGNED AND DATED ON REVERSE SIDE)

                                                              SEE REVERSE SIDE

                         PLEASE DETACH PROXY CARD HERE
-------------------------------------------------------------------------------


/X/ Please mark your vote as indicated in this example.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BELOW. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED AS THE BOARD OF DIRECTORS RECOMMENDS.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 THROUGH 4.

1. To elect John S. Lupo and Thomas R. Shepherd as Class II directors for a three-year term. If any such nominees should be unavailable, the proxies or any of them may vote for substitute nominee(s) at their discretion.

     INSTRUCTION: To withhold authority to vote for one or more individual nominees, write the nominee's name in the space provided below.

FOR all nominees listed above
(except as marked to the contrary)

            / /

WITHHOLD AUTHORITY To vote for all
nominees listed above

            / /

2.   To approve the 1997 Rayovac Incentive Plan, as amended.

               FOR                   AGAINST                 ABSTAIN
               / /                     / /                     / /


3. To ratify the appointment by the Board of Directors of KPMG LLP as the Company's independent accountants for 2001.

               FOR                   AGAINST                 ABSTAIN
               / /                     / /                     / /


4. To transact such other business as may properly come before the meeting and any postponement or adjournment thereof.


Dated:                         , 2001
      -------------------------


-------------------------------------


-------------------------------------
SIGNATURE(S)

IMPORTANT: Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee, guardian, etc., give title as such. If joint account, each joint owner should sign.